                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               SGV Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
         N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
         N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
         N/A
     -------------------------------------------------------------------------

Notes:

                               SGV BANCORP, INC.
                           225 North Barranca Street
                        West Covina, California 91791
                                (626) 859-4200

                                                                October 15, 1999


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of SGV Bancorp, Inc., the holding company for First Federal Savings and Loan Association of San Gabriel Valley, which will be held on November 18, 1999, at 2:00 p.m., Pacific Time, at the Radisson Hotel San Gabriel Valley, 14635 Baldwin Park Town Center, Baldwin Park, California.

     The attached notice of the annual meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of SGV Bancorp, as well as a representative of Deloitte & Touche LLP, SGV Bancorp's independent auditors, will be present at the annual meeting to respond to any questions that stockholders may have regarding the business to be transacted.

     The Board of Directors of SGV Bancorp has determined that the matters to be considered at the annual meeting are in the best interests of SGV Bancorp and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you vote "FOR" each matter to be considered.

     Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of SGV Bancorp and First Federal, I thank you for your continued interest and support.

                                    Sincerely yours,

                                    /s/ Barrett G. Andersen
                                    Barrett G. Andersen
                                    President and Chief Executive Officer

                               SGV BANCORP, INC.
                           225 NORTH BARRANCA STREET
                         WEST COVINA, CALIFORNIA 91791
                                (626) 859-4200
                      __________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1999
                      __________________________________

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SGV Bancorp, Inc. (the "Company") will be held on November 18, 1999, at 2:00 p.m., Pacific Time, at the Radisson Hotel San Gabriel Valley, 14635 Baldwin Park Town Center, Baldwin Park, California.

     The purpose of the annual meeting is to consider and vote upon the following matters:

     1.   The election of two directors to a three-year term of office;
     2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2000; and
     3. Such other matters as may properly come before the annual meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established September 30, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of SGV Bancorp as of the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the annual meeting will be available at SGV Bancorp, Inc., 225 N. Barranca Street, West Covina, California 91791, for a period of 10 days prior to the annual meeting and will also be available at the meeting itself.

                                    By Order of the Board of Directors

                                    /s/ Edie J. Beachboard
                                    Edie J. Beachboard
                                    Corporate Secretary

West Covina, California
October 15, 1999

                               SGV BANCORP, INC.
                            _______________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 18, 1999
                            _______________________

Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of SGV Bancorp, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of stockholders, to be held on November 18, 1999, at 2:00 p.m., Pacific Time, at the Radisson Hotel San Gabriel Valley, 14635 Baldwin Park Town Center, Baldwin Park, California and at any adjournments thereof. The 1999 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended June 30, 1999, and a proxy card, accompanies this proxy statement, which is first being mailed to record holders on or about October 15, 1999.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the outstanding shares of common stock be represented by proxy or in person at the annual meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of SGV Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this proxy statement, and "FOR" the ratification of Deloitte & Touche LLP as independent auditors of SGV Bancorp for the fiscal year ending June 30, 2000.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the annual meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting and at any adjournments thereof, including whether or not to adjourn the annual meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of SGV Bancorp, by delivering to SGV Bancorp a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the annual meeting.

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by SGV Bancorp. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc. will assist SGV Bancorp in soliciting proxies for the annual meeting and will be paid a fee of $4,000 plus out-of-pocket expenses. Proxies may also be solicited personally or by mail or telephone by directors, officers and other employees of SGV Bancorp and First Federal without additional compensation therefor. SGV Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities that may be voted at the annual meeting consist of shares of common stock of SGV Bancorp, with each share entitling its owner to one vote on all matters to be voted on at the annual meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on September 30, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders of record entitled to notice of and to vote at the annual meeting and at any adjournments thereof. The total number of shares of SGV Bancorp common stock outstanding on the record date was 2,176,323 shares.

     In accordance with the provisions of SGV Bancorp's Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "limit") are not entitled to any vote with respect to the shares held in excess of the limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. SGV Bancorp's Certificate of Incorporation authorizes the Board of Directors: (1) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (2) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to SGV Bancorp to enable the Board of Directors to implement and apply the limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote (after giving effect to the limit described above, if applicable) is necessary to constitute a quorum at the annual meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to: (1) vote "FOR ALL NOMINEES" for the election of the nominees proposed by the Board of Directors; (2) "WITHHOLD FOR ALL NOMINEES" to vote against the nominees proposed by the Board of Directors; or (3) vote "FOR ALL NOMINEES EXCEPT" to vote for one of the nominees being proposed. Under Delaware law and SGV Bancorp's bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the proposed ratification of Deloitte & Touche LLP as independent auditors of SGV Bancorp set forth in Proposal 2 and all other matters that may properly come before the annual meeting, by checking the appropriate box, a stockholder may: (1) vote "FOR" the item; (2) vote "AGAINST" the item; or (3) "ABSTAIN" from voting on the item. Under SGV Bancorp's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either broker non-votes, or proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to SGV Bancorp's transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, SGV Bancorp or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to SGV Bancorp for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table lists information as to those persons believed by SGV Bancorp to be beneficial owners of more than 5% of SGV Bancorp's outstanding shares of common stock on the record date, as disclosed in certain reports regarding such ownership filed by such persons with SGV Bancorp and with the Securities and Exchange Commission, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, SGV Bancorp is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of SGV Bancorp's common stock as of the record date.

                                                                 Amount and
                                                                  Nature of
                                  Name and Address               Beneficial    Percent of
     Title of Class              of Beneficial Owner              Ownership       Class
-----------------------  ------------------------------------   ------------  ------------
Common Stock             First Federal Savings and Loan          183,428(1)       8.4%
                         Association of San Gabriel Valley
                         Employee Stock Ownership Plan and
                         Trust ("ESOP")
                         225 North Barranca Street
                         West Covina, California 91791

Common Stock             Jeffrey L. Gendell                      214,500(2)       9.9%
                         Tontine Partners, L.P.
                         Tontine Financial Partners, L.P.
                         Tontine Management, L.L.C.
                         Tontine Overseas Associates, L.L.C.
                         200 Park Avenue, Suite 3900
                         New York, New York 10166

Common Stock             Grace & White, Inc.                     300,500(3)     13.52%
                         515 Madison Avenue, Suite 1700
                         New York, New York 10022

Common Stock             FMR Corp.                               137,800(4)      6.21%
                         82 Devonshire Street
                         Boston, Massachusetts 02109

--------------------------------
(1) The ESOP Committee of the Board of Directors administers the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of the record date, 95,466 shares have been allocated to participants' accounts. Under the ESOP, the ESOP Trustee will vote unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based on information disclosed in an amended Schedule 13D filed with the SEC on July 15, 1998.
(3) Based on information disclosed in an amended Schedule 13G filed with the SEC on February 12, 1999.
(4) Based on information disclosed in an amended Schedule 13G filed with the SEC on February 11, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires SGV Bancorp's officers, as defined in regulations promulgated by the SEC thereunder, directors, and persons who own more than 10% of a registered class of SGV Bancorp's equity securities, to file reports of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish SGV Bancorp with copies of all Section 16(a) forms they file. Based on a review of copies of such reports of ownership furnished to SGV Bancorp, or written representations that no forms were necessary, SGV Bancorp believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of SGV Bancorp currently consists of six directors and is divided into three classes. Each of the six members of SGV Bancorp's Board of Directors also presently serves as a director of First Federal. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The two nominees proposed for election at this annual meeting are Thomas A. Patronite and John D. Randall. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and SGV Bancorp.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of all nominees proposed by the Board of Directors.

     The Board of Directors recommends that you vote "FOR" the election of the nominees named in this proxy statement.

Information with Respect to Nominees, Continuing Directors and Executive
Officers

     The following table lists, as of the SGV Bancorp record date: the names of the nominees; continuing directors of SGV Bancorp; their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; the year in which each became a director; and the year in which their terms (or in the case of the nominees, proposed terms) as director of SGV Bancorp expire. The table also lists the amount of SGV Bancorp common stock and the percent thereof beneficially owned by each director and "named executive officer" and all directors and executive officers as a group as of the SGV Bancorp record date.

                                                                                    Shares of
          Name and Principal                                         Expiration    Common Stock
         Occupation at Present                           Director    of Term as    Beneficially         Percent of
        and for Past Five Years                   Age    Since(1)     Director       Owned(2)             Class
--------------------------------------------     ----- ------------  ----------  ----------------      -----------
NOMINEES

Thomas A. Patronite                                61      1993         2002         23,320(3)(4)           *
   President and part owner of
   Azusa Engineering, Inc.,
   a manufacturing and parts
   distribution firm.

John D. Randall                                    68      1991         2002         17,470(3)(4)           *
   Educational consultant;
   Retired President of Mt. San
   Antonio College; Chairman of the Board
   of First Federal and SGV Bancorp
   since October 1998.

CONTINUING DIRECTORS

Barrett G. Andersen                                51      1983         2000        101,246(3)(4)(5)       4.3%
   President and Chief Executive
   Officer of SGV Bancorp and First Federal;
   Director, President and Chief Executive
   Officer of First Covina.

Royce A. Stutzman                                  61      1991         2000         15,820(3)(4)
   CPA and Managing Partner and                                                                             *
   Chairman of Vicenti, Lloyd &
   Stutzman, business consultants
   and certified public accounts;
   Chairman of the Board of
   First Federal 1994-1996; Chairman of
   SGV Bancorp 1995-1996.

Irven G. Reynolds                                  73      1976         2001         38,570(3)(4)          1.64%
   Owner of Reynolds Buick/
   GMC Trucks; Chairman of
   the Board of First Federal
   1992-1994; Director of First
   Covina.

Benjamin S. Wong                                   48      1991         2001         27,070(3)(4)          1.15%
   Chairman of the Board of First Federal and
   SGV Bancorp 1996-1998; City Councilman
   and former Mayor of West Covina;
   President of Great Wall Restaurant, Inc. and
   General Manager of Great Wall Restaurant,
   a family owned restaurant.

                                                                                    Shares of
          Name and Principal                                         Expiration    Common Stock
         Occupation at Present                           Director    of Term as    Beneficially      Percent of
        and for Past Five Years                   Age    Since(1)     Director       Owned(2)          Class
--------------------------------------------     ----- ------------  ----------  ----------------   -----------
NAMED EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Ronald A. Ott                                      43       --           --       53,501(3)(4)(5)       2.27%
  Executive Vice President,
  Chief Financial Officer and
  Treasurer of SGV Bancorp;
  Executive Vice President of
  First Federal since February
  1996 and  Senior Vice President
  and Treasurer of First Federal
  since 1991; Director of First Covina
  Service Corp.

Dale J. Schiering                                  52       --           --       25,032(3)(4)(5)       1.06%
  Senior Vice President, Chief Lending
  Officer of First Federal and SGV Bancorp
  since September 1995; Secondary
  Marketing Manager of Union Federal 1987-
  1995.

Michael A. Quigley
  Senior Vice President, Chief
  Retail Banking Officer of First Federal and      48       --           --       13,338(4)(5)(6)        *
  SGV Bancorp since October 1996;
  Executive Vice President of Cenfed Bank
  1989-1996.

Stock Ownership of all                             --       --           --      410,746(7)            17.43%(7)
  Directors and Executive Officers
  as a Group (15 persons).

_____________________
* Represents less than 1.0% of SGV Bancorp's voting securities.
(1) Includes years of service as a director of First Federal.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Includes 3,023 shares awarded to each outside director and 18,002, 13,094 and 6,546 shares awarded to Messrs. Andersen, Ott and Schiering, respectively, under the SGV Bancorp, Inc. 1995 Amended and Restated Stock-Based Incentive Plan ("Stock-Based Incentive Plan"). These awards were awarded on January 17, 1996 and commenced vesting at a rate of 20% per year on January 17, 1997. Each participant presently has voting power as to the shares awarded.
(4) Includes options to purchase 6,546 shares of SGV Bancorp common stock granted to each outside director and options to purchase 32,733, 22,913 and 11,457 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott and Schiering, respectively, under the Stock-Based Incentive Plan, which are currently exercisable or will become exercisable within 60 days of the record date. Includes options to purchase 500 and 200 shares of SGV Bancorp common stock granted to Messrs. Andersen and Ott, respectively, under the SGV Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "1997 Incentive Plan"), which vested 100% on February 20, 1999. Also includes options to purchase 3,907, 3,506, 3,306 and 3,306 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, pursuant to the 1997 Incentive Plan, which vested 100% on September 8, 1999. Excludes options to purchase 4,364 shares of SGV Bancorp common stock granted to each outside director and options to purchase 21,820, 15,274 and 7,637 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott and Schiering, respectively, pursuant to the Stock-Based Incentive Plan, which are not yet exercisable. Such shares vest at a rate of 20% per year, beginning January 17, 1997. Also excludes 2,500, 2,000, 1,500 and 1,500 options granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, pursuant to the 1997 Incentive Plan, which are not yet exercisable. Such shares vest 100% on January 22, 2000.
(5) Includes 6,029, 5,605, 3,022 and 1,199 shares beneficially owned by Messrs. Andersen, Ott, Schiering and Quigley, respectively, under First Federal's ESOP.
(6) Mr. Quigley's ownership includes options to purchase 7,638 shares of SGV Bancorp common stock granted under the 1997 Incentive Plan which are currently exercisable, or will become exercisable within 60 days of the SGV Bancorp record date. Excludes options to purchase 7,637 shares of SGV Bancorp common stock granted to Mr. Quigley, pursuant to the 1997 Incentive Plan, which are not yet exercisable. Such shares commenced vesting at a rate of 25% per year on February 21, 1998.
(7) For purposes of calculating the aggregate ownership percentage, all options which are currently exercisable or will become exercisable within 60 days of the record date, and 75,540 unvested shares of restricted stock have been added to the amount of outstanding SGV Bancorp common stock as of the record date.

Meetings of the SGV Bancorp Board of Directors and Committees of the Board of Directors

     The SGV Bancorp Board of Directors conducts its business through meetings of the SGV Bancorp Board and through activities of its committees. The SGV Bancorp Board meets monthly and may have additional meetings as needed. During fiscal 1999, the SGV Bancorp Board held 18 meetings. All of the directors of SGV Bancorp attended at least 75% of the total number of SGV Bancorp's Board meetings held and committee meetings on which such directors served during fiscal 1999.

     The Boards of Directors of SGV Bancorp and First Federal maintain committees, the nature and composition of which are described below.

     Audit Committee. The SGV Bancorp Audit Committee consists of Messrs. Randall, Stutzman and Wong, all of whom are outside directors. This committee meets on a quarterly basis. The primary purpose of this committee is to provide reasonable assurance that financial disclosures made by management accurately portray the financial condition and results of operation. The committee also maintains a liaison with the outside auditors and reviews the adequacy of internal controls. The Audit Committee met six times in fiscal 1999.

     Nominating Committee. SGV Bancorp's Nominating Committee consists of Messrs. Andersen, Stutzman, Reynolds and Wong. The committee considers and recommends the nominees for director to stand for election at SGV Bancorp's annual meeting of stockholders. SGV Bancorp's Certificate of Incorporation and Bylaws also provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to SGV Bancorp's Corporate Secretary. The stockholder's notice of nomination must contain all information relating to the nominees which is required to be disclosed by SGV Bancorp's Bylaws and by the Exchange Act. The Nominating Committee met on July 19, 1999.

     Compensation/Benefits Committee. SGV Bancorp's Compensation/Benefits Committee consists of Messrs. Reynolds, Randall and Patronite. This committee meets to establish compensation for the Chief Executive Officer, approve the compensation of senior officers and various compensation and benefits to be paid to employees and review the incentive compensation programs when necessary. The Compensation/Benefits Committee met seven times in fiscal 1999. First Federal also has an Employee Compensation and Benefits Committee, consisting of Messrs. Reynolds, Randall and Andersen and Ms. Edie J. Beachboard, a non-voting member, which met eight times during fiscal 1999.

Directors' Compensation

     Fee Arrangements. Currently, all nonemployee directors of First Federal receive a retainer of $1,600 per month and all nonemployee directors of SGV Bancorp receive a retainer of $375 per month. No committee meeting fees are paid. Directors of First Covina do not receive a fee for service on its Board of Directors.

     Stock-Based Incentive Plan. No options or stock awards were granted to outside directors in fiscal year 1999. However, under the Stock-Based Incentive Plan, each outside director was granted non-statutory options to purchase 10,910 shares of SGV Bancorp common stock on January 17, 1996 at an exercise price of $9.63 per share, which was the fair market value of the shares on the date of grant. Options become exercisable in five equal annual installments of 20% commencing one year from the date of grant. Additionally, each outside director was awarded 3,023 shares of SGV Bancorp common stock on January 17, 1996. To the extent shares are available for grants under the Stock-Based Incentive Plan, each outside director who is elected subsequent to January 17, 1996 will be granted an award equal to 625 shares of SGV Bancorp common stock. Awards to directors vest in five equal annual installments of 20% commencing one year from the date of grant.

     1997 Incentive Plan. The shareholders of SGV Bancorp approved the 1997 Incentive Plan on November 20, 1997. Pursuant to the 1997 Incentive Plan, each outside director is eligible to receive awards of non-statutory stock options and stock awards (collectively, the "Directors' Awards"). No Directors' Awards were made during fiscal year 1999.

     1995 Directors' Deferred Fee Stock Unit Plan. SGV Bancorp and First Federal have implemented the 1995 Directors' Deferred Fee Stock Unit Plan for its directors. Under the Deferred Fee Plan, directors may elect to defer receipt of directors' fees earned by them until their service with the SGV Bancorp Board of Directors terminates. The directors' deferred fees are credited to the account of participating directors under the terms of the Deferred Fee Plan and are credited with earnings based on several investment choices, including SGV Bancorp stock. If a participant chooses to have deferred fees credited to a stock unit account with the Deferred Fee Plan, the participant will receive a benefit based on the earnings from and appreciation in the stock of SGV Bancorp.

Executive Compensation

     The report of the Compensation/Benefits Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that SGV Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation/Benefits Committee Report on Executive Compensation. Under rules established by the SEC, SGV Bancorp is required to provide certain data and information in regard to the compensation and benefits provided to SGV Bancorp's Chief Executive Officer and other executive officers of SGV Bancorp. The disclosure requirements for the Chief Executive Officer and such executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation/Benefits Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this document.

     General. SGV Bancorp is the parent company of First Federal and does not pay any cash compensation to the executive officers of SGV Bancorp. The SGV Bancorp Board of Directors has established a Compensation/Benefits Committee consisting of Messrs. Reynolds, Randall and Patronite, all of whom are outside directors.

     A separate committee, the Employee Compensation and Benefits Committee of First Federal, was responsible for establishing the calendar 1999 compensation and benefits for executive officers of First Federal and for reviewing recommendations of management for compensation and benefits for other officers and employees of First Federal. The Employee Compensation and Benefits Committee of First Federal consists of Directors Reynolds, Randall and Andersen and Ms. Beachboard, who is a non-voting member. Mr. Andersen's compensation and benefits were established by the Board of Directors, based upon recommendations made by the committee. Mr. Andersen did not participate in establishing his compensation and benefits.

     Compensation Policies. The Employee Compensation and Benefits Committee established the factors and criteria upon which the executive officers' compensation was based and determined how such compensation relates to First Federal's performance, general compensation policies, competitive factors, and regulatory requirements. The committee's compensation policies are designed to reward and provide incentive for executives based upon achievement of individual and First Federal goals.

     For purposes of determining the competitive market for First Federal's executives, the committee reviewed the compensation paid to top executives of thrifts and banks with total assets in a range of First Federal's total asset size and performance results comparable to those of First Federal. This information was generally derived from the following sources: (1) 1998 SNL Executive Compensation Review for Thrift Institutions; (2) peer group data taken from the America's Community Bankers 1998 Compensation Survey for Savings Institutions; and (3) the Western League of Savings Institutions 1998 Salary Survey. The three surveys were given different weight by the committee when determining compensation for SGV Bancorp's and First Federal's Executive Officers. Specifically, the SNL Compensation Review, ACB survey and Western League survey were given weight of 75%, 10% and 15%, respectively.

     Executive officers' compensation consisted of salary and long term incentive compensation in the form of stock options and stock awards. Base salary levels are within a range consistent with salaries paid by other institutions that are similar in asset size and geographical markets to First Federal. Each executive's base salary was determined based upon an evaluation of the individual's performance contribution. Although the committee's determinations with respect to base salary are subjective and no specific formula is used, the committee considers the overall performance of First Federal as well as the level of responsibility and experience of each executive officer.

     Long-Term Incentive Compensation. SGV Bancorp and First Federal maintain the Stock-Based Incentive Plan and 1997 Incentive Plan, under which executive officers have received grants and awards. See "--Summary Compensation Table" and "--Option Grants in Last Fiscal Year." The committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees and stockholders. Stock options and stock awards under such plans were allocated by the committee based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and the executive officers' levels of responsibility and contributions to SGV Bancorp and First Federal.

     Effective January 17, 1997, one-third of the High Performance award that was previously forfeited under the Stock-Based Incentive Plan was regranted to the same executive officers in the same amounts as originally granted. The regranted shares are base grants that vest at 25% annually beginning January 17, 1998. In regranting the forfeited shares to the same individuals, the committee considered the awards as part of an overall compensation package designed to provide long-term incentives to senior management.

     Compensation of the Chief Executive Officer. The CEO's base salary is currently $200,004 per annum. This amount is near the median for financial institutions of a similar size with similar characteristics. The CEO's base salary was increased from $188,256 to $200,004 on January 1, 1999 based on his performance in the previous 12-month period. The CEO did not receive a bonus. No specific formula was used nor did the committee set specified salary levels based upon the achievement of particular quantifiable objectives or financial goals. Rather, the committee considered the overall profitability of SGV Bancorp and the contribution made to SGV Bancorp by the CEO.

     The CEO has entered into employment agreements with SGV Bancorp and First Federal that specify his base salary and require periodic review of such salary. In addition, the CEO and other executive officers have the option to participate in a Supplemental Executive Retirement Plan (SERP). The CEO and other executive officers also participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. The CEO and other executive officers are also participants in the Stock-Based Incentive Plan and 1997 Incentive Plan, which are intended to align the interests and performance of executive officers with the long-term interests of SGV Bancorp's stockholders. The CEO was awarded options to purchase 54,553 shares of SGV Bancorp common stock, and awarded 18,002 shares of SGV Bancorp common stock, under the Stock-Based Incentive Plan. All of these awards commenced vesting at a rate of 20% per year beginning on January 17, 1997, subject to, in the case of two-thirds of the stock awards, the achievement of certain performance goals established by the committee. In addition, the CEO was awarded options to purchase 500 shares of SGV Bancorp common stock pursuant to the 1997 Incentive Plan, which vested on February 20, 1999, options to purchase 3,907 shares of SGV Bancorp common stock which vested on September 8, 1999 and options to purchase 2,500 shares of SGV Bancorp common stock which will vest on January 22, 2000.

                        Compensation/Benefits Committee
                               Irven G. Reynolds
                                John D. Randall
                              Thomas A. Patronite

     Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on SGV Bancorp's common stock, based on the market price of the common stock with the cumulative total return of companies in the Nasdaq National Market and Nasdaq Bank Stocks for the period beginning on June 29, 1995, the day SGV Bancorp's common stock began trading, through June 30, 1999.


         Cumulative Total Return Among SGV Bancorp, Inc. Common Stock,
           Nasdaq Stock Market Index and Nasdaq Bank Stock Index

                                      Summary

                           06/29/95   12/29/95    06/28/96   12/31/96   06/30/97   12/31/97   06/30/98   12/31/98  06/30/99
                           --------   --------    --------   --------   --------   --------   --------   --------  --------
SGV Bancorp, Inc.          100.000    122.308     104.615    138.462    171.923    218.462    213.846    153.846   246.154
Nasdaq Stock Market        100.000    114.258     129.352    140.578    157.314    172.258    207.133    242.729   295.988
Nasdaq Bank Stocks         100.000    123.842     130.860    163.515    204.541    273.762    283.464    271.876   280.080

Notes:

  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to 100.00 on 06/29/95, the first day of trading for SGV Bancorp, Inc. Corp. common stock.

   Summary Compensation Table. The following table shows, for the years ended June 30, 1999, 1998 and 1997, the cash compensation paid by First Federal, as well as certain other compensation paid or accrued for those years, to the chief executive officer and those executive officers of SGV Bancorp and First Federal who received an amount in salary and bonuses in excess of $100,000 in fiscal 1999 ("named executive officers").

                                                                                    Long-Term Compensation
                                                                           ---------------------------------------
                                              Annual Compensation(1)                  Awards              Payouts
                                 --------------------------------------    ----------------------------  ---------

                                                                 Other       Restricted     Securities
                                                                 Annual        Stock        Underlying      LTIP       All Other
   Name and Principal                                         Compensation     Awards      Options/SARs    Payouts   Compensation
      Positions              Year  Salary($)(1)   Bonus($)        ($)(2)       ($)(3)         (#)(4)       ($)(5)       ($)(6)
----------------------       ----  -----------  -----------   -----------    ----------    ------------    -------   ------------
Barrett G. Andersen          1999  $197,750      $    --           --             --           6,407          --         $5,179
  President and Chief        1998   186,594           --           --             --             500          --          5,005
  Executive Officer          1997   175,217           --           --           13,800           --           --          4,837

Ronald A. Ott                1999  $151,196      $    --           --             --           5,506          --         $4,536
  Executive Vice             1998   142,666           --           --             --             200          --          4,280
  President, Chief           1997   135,245           --           --           10,040           --           --          4,027
  Financial Officer and
  Treasurer

Dale J. Schiering            1999  $116,520      $    --           --             --           4,806          --         $3,496
  Senior Vice President      1998   110,450           --           --             --             --           --          3,312
  and Chief Lending Officer  1997   105,105           --           --            5,014           --                       2,619


Michael A. Quigley           1999  $113,933      $    --           --             --           4,806          --         $3,418
  Senior Vice President      1998   106,320           --           --             --             --           --          2,152
  and Chief Retail Banking   1997    68,361           --           --             --          15,275          --             --
  Officer

______________________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred under First Federal's 401(k) Plan, pursuant to which officers may defer up to 15% of their compensation up to the maximum limits under the Internal Revenue Code.
(2) There were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Pursuant to the Stock-Based Incentive Plan, Messrs. Andersen, Ott and Schiering held 7,801, 5,673 and 2,837 unvested shares of SGV Bancorp common stock, respectively. The market value of these shares was $156,020, $113,460, and $56,740, respectively, at June 30, 1999. Awards granted in 1996 vest at a rate of 20% per year. The first vesting occurred on January 17, 1997. Awards granted in 1997 vest at 25% per year commencing January 17, 1998. Two-thirds of the plan share awards to Messrs. Andersen, Ott and Schiering are subject to the achievement of certain performance goals established by the committee, in addition to the vesting requirement. See "--Compensation Committee Report on Executive Compensation." All outstanding plan share awards become immediately exercisable upon death, disability or change in control. If consummated, the merger with IndyMac Mortgage Holdings, Inc. ("IndyMac") will constitute a change in control.
(4) Includes options to purchase 500 and 200 shares of SGV Bancorp common stock granted to Messrs. Andersen and Ott, respectively, in fiscal 1998, under the 1997 Incentive Plan, which became exercisable on February 20, 1999.
    Includes options to purchase 15,275 shares of SGV Bancorp common stock granted to Mr. Quigley under the 1997 Incentive Plan in fiscal 1997, which became exercisable in equal installments at an annual rate of 25% beginning February 21, 1998. Includes options to purchase 3,907, 3,506, 3,306 and 3,306 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, in fiscal 1999, under the 1997 Incentive Plan, which became exercisable on September 8, 1999. Also, includes options to purchase 2,500, 2,000, 1,500 and 1,500 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, in fiscal 1999, under the 1997 Incentive Plan, which become exercisable on January 22, 2000. All outstanding stock options vest immediately upon death, disability or change in control. If consummated, the merger with IndyMac will constitute a change in control.
(5) For 1999, 1998 and 1997, First Federal had no long-term incentive plans. Accordingly, there were no payouts or awards under any long-term incentive plan.
(6) Consists of amounts contributed by First Federal on behalf of the named individuals pursuant to First Federal's 401(k) Plan.

     Employment Agreements. First Federal and SGV Bancorp entered into employment agreements with Messrs. Andersen and Ott (individually, the "executive"). These employment agreements are intended to ensure that First Federal and SGV Bancorp will be able to maintain a stable and competent management base. The continued success of First Federal and SGV Bancorp depends to a significant degree on the skills and competence of Messrs. Andersen and Ott.

     The employment agreements provide for a three-year term for both Messrs. Andersen and Ott. The employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreements provide that the executive's base salary will be reviewed annually. The current base salaries for Mr. Andersen and Mr. Ott are $200,004 and $152,928, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by First Federal or SGV Bancorp for cause as defined in the agreements at any time. In the event First Federal or SGV Bancorp chooses to terminate the executive's employment for reasons other than for cause or as a result of a change in control of First Federal or SGV Bancorp, or in the event of the executive's resignation from First Federal and SGV Bancorp upon: (1) failure to re-elect the executive to his current offices; (2) a material change in the executive's functions, duties or responsibilities; (3) a relocation of the executive's principal place of employment by more than 30 miles; (4) liquidation or dissolution of First Federal or SGV Bancorp; or (5) a breach of the agreement by First Federal or SGV Bancorp, the executive or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive and the contributions that would have been made on the executive's behalf to any employee benefit plans of First Federal or SGV Bancorp during the remaining term of the agreement. First Federal and SGV Bancorp would also continue and pay for the executive's life, health and disability coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of First Federal or SGV Bancorp, the executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the executive's highest annual compensation earned during the preceding five fiscal years, as defined in the agreements, which include base salary and other taxable and non-taxable amounts, for the five preceding taxable years. First Federal and SGV Bancorp would also continue the executive's life, health, and disability coverage for 36 months. The agreements have been amended to provide that in the event payments and benefits under the agreements, together with payments from other benefit plans made in connection with any change in control, are determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to SGV Bancorp and First Federal, the executive will receive from SGV Bancorp an additional payment such that the effect of the imposition of the excise tax is effectively eliminated.

     Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the executive would only be entitled to receive a severance payment under one agreement. Payments to the executive under First Federal's agreement will be guaranteed by SGV Bancorp in the event that payments or benefits are not paid by First Federal. In the event of a change in control of SGV Bancorp or First Federal, based on currently available information, Messrs. Andersen and Ott would receive approximately $961,500 and $739,800, respectively, in severance benefits as well as other cash and non-cash benefits as determined under the agreements. The merger with IndyMac constitutes a change in control that entitles Messrs. Ott and Andersen to these payments if the merger is completed.

     In connection with SGV Bancorp's merger with IndyMac, it is anticipated that Messrs. Andersen and Ott will enter into new employment agreements with the surviving corporation of the merger if it is completed. If the merger is not completed, Messrs. Ott's and Andersen's current employment agreements will continue to govern their relationship with SGV Bancorp and First Federal.

     Supplemental Executive Retirement Plan. In 1995, First Federal established a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The benefits provided under the SERP will make up the benefits lost to the SERP participants due to application of limitations on compensation and maximum benefits applicable to First Federal's tax qualified 401(k) Plan and the ESOP. Benefits will be provided under the SERP at the same time and in the same form as the benefits provided under the 401(k) Plan and the ESOP.

     First Federal has established an irrevocable grantor's trust ("rabbi trust") in connection with the SERP. This trust is being funded with contributions from First Federal for the purpose of providing the benefits promised under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the rabbi trust are considered part of the general assets of First Federal and are subject to the claims of First Federal's creditors in the event of First Federal's insolvency. Earnings on the trust's assets are taxable to First Federal. The trustee of the trust may invest the trust's assets in SGV Bancorp's stock, as well as other investments deemed acceptable by the committee.

     Stock Option Plans. SGV Bancorp maintains the Stock-Based Incentive Plan and the 1997 Incentive Plan, which provide for the granting of discretionary awards to officers and key employees as determined by a committee of non-employee directors. Named executive officers received grants of 21,525 options pursuant to the 1997 Incentive Plan during fiscal 1999. The following table lists all grants of options under the Stock-Based Incentive Plan and 1997 Incentive Plan to the named executive officers for fiscal 1999 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of SGV Bancorp's stock over the life of the options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                                                                                                    Stock Price
                                                                                                 Appreciation for
                                  Individual Grants                                                 Options(1)
-----------------------------------------------------------------------------------------      --------------------
                             Number of
                            Securities        % of Total
                            Underlying        Option/SARs     Exercise or
                             Options/         Granted to      Base Price
                           SARs Granted      Employees in        Per          Expiration
Name                     (#)(2)(3)(4)(5)      Fiscal Year       Share           Date(6)            5%       10%
-----------------------------------------------------------------------------------------      ---------  ---------
Barrett G. Andersen.....      3,907              10.4%         $11.75          09/08/08         $28,871   $73,164
                              2,500               6.7%         $12.50          01/22/09         $19,653   $49,804

Ronald A. Ott...........      3,506               9.4%         $11.75          09/08/08         $25,909   $65,667
                              2,000               5.3%         $12.50          01/22/09         $15,720   $39,840

Dale J. Schiering.......      3,306               8.8%         $11.75          09/08/08         $24,431   $61,921
                              1,500               4.0%         $12.50          01/22/09         $11,790   $29,880

Michael A. Quigley......      3,306               8.8%         $11.75          09/08/08         $24,431   $61,921
                              1,500               4.0%         $12.50          01/22/09         $11,790   $29,880

_____________________________
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options to purchase 3,907, 3,506, 3,306 and 3,306 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, on September 8, 1998 pursuant to the 1997 Incentive Plan became exercisable on September 8, 1999. Options to purchase 2,500, 2,000, 1,500 and 1,500 shares of SGV Bancorp common stock granted to Messrs. Andersen, Ott, Schiering and Quigley, respectively, on January 22, 1999 pursuant to the 1997 Incentive Plan become exercisable on January 22, 2000. Options become immediately exercisable upon death, disability or change in control (as defined in the option plans). If consummated, the merger with IndyMac will constitute a change in control.
(3) The purchase price may be paid in cash or in common stock.
(4) Options include limited rights (SAR) pursuant to which the options may be exercised in the event of a change in control of SGV Bancorp. Upon exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying share of common stock on the date the limited right is exercised.
(5) To the extent permissible under Section 422 of the Code, options will be treated as incentive options.
(6) The option term is 10 years.

     The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the named executive officers as of June 30, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the common stock.


                       Fiscal Year-End Option/SAR Values

                                                                                     Value of
                                       Number of Securities                         Unexercised
                                      Underlying Unexercised                       In-the-Money
                                         Options/SARs at                          Option/SARs at
                                        Fiscal Year End(#)                      Fiscal Year End($)
                                 -------------------------------          --------------------------------
       Name                        Exercisable/Unexercisable(1)             Exercisable/Unexercisable(2)
-------------------------        -------------------------------          --------------------------------
Barrett G. Andersen......                33,233/28,227                            $340,876/$277,256

Ronald A. Ott............                23,113/20,780                            $238,182/$202,316

Dale J. Schiering........                11,457/12,443                            $118,809/$117,720

Michael A. Quigley.......                 7,638/12,443                            $ 54,383/$ 92,900

___________________________
(1) Includes options to purchase 54,553, 38,187 and 19,094 shares of SGV Bancorp common stock awarded to Messrs. Andersen, Ott and Schiering, respectively, that have an exercise price of $9.63 and became exercisable at an annual rate of 20% beginning January 17, 1997. Includes options to purchase 500 and 200 shares of SGV Bancorp common stock awarded to Messrs. Andersen and Ott, respectively, that have an exercise price of $17.13 and became exercisable on February 20, 1999. Includes options to purchase 15,275 shares of SGV Bancorp common stock awarded to Mr. Quigley that have an exercise price of $12.88 and became exercisable at an annual rate of 25% beginning February 21, 1998. Includes options to purchase 3,907, 3,506, 3,306 and 3,306 shares of SGV Bancorp common stock awarded to Messrs. Andersen, Ott, Schiering and Quigley, respectively, that have an exercise price of $11.75 and became exercisable on September 8, 1999. Includes options to purchase 2,500, 2,000, 1,500 and 1,500 shares of SGV Bancorp common stock awarded to Messrs. Andersen, Ott, Schiering and Quigley, respectively, that have an exercise price of $12.50 and become exercisable on January 22, 2000. The options will expire 10 years from the date of grant.
(2) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. The market price on June 30, 1999 was $20.00.

Transactions With Certain Related Persons

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of First Federal's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     First Federal changed its long standing policy of not making loans to executive officers and directors on June 16, 1997 by resolution of the Board of Directors. During fiscal year 1999, First Federal made loans to its executive officers and directors on the same terms and conditions offered to the general public. The policy pursuant to which these loans were made provides that all loans made by First Federal to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. In July 1999, the SGV Bancorp Board agreed to revert back to its former policy of not making loans to executive officers and directors.

     SGV Bancorp intends that all transactions between SGV Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to SGV Bancorp than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of SGV Bancorp not having any interest in the transaction.

                   PROPOSAL 2. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     SGV Bancorp's independent auditors for the fiscal year ended June 30, 1999 were Deloitte & Touche LLP. SGV Bancorp's Board of Directors has reappointed Deloitte & Touche LLP to continue as independent auditors for First Federal and SGV Bancorp for the year ending June 30, 2000, subject to ratification of such appointment by the stockholders.

     Representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent auditors of SGV Bancorp.

     The Board of Directors recommends that you vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent auditors of SGV Bancorp.


                            ADDITIONAL INFORMATION

Recent Developments

     SGV Bancorp has entered into an Agreement and Plan of Merger with IndyMac Mortgage Holdings, Inc. pursuant to which, if the merger is consummated, SGV Bancorp stockholders will receive approximately $25.00 in cash, subject to adjustments as described in the merger agreement, for each share of SGV Bancorp's common stock they own. The terms of SGV Bancorp's merger with IndyMac may be found in the merger agreement that was filed as an exhibit to SGV Bancorp's Form 8-K filed with the SEC on July 14, 1999. Consummation of the merger is subject to several conditions, including regulatory approval and stockholder approval. This annual meeting proxy statement is not soliciting your vote to approve the merger with IndyMac. Proxy materials regarding SGV Bancorp's merger with IndyMac will be sent to you prior to a special meeting of stockholders that will be called by SGV Bancorp to consider the Agreement and Plan of Merger.

Stockholder Proposals

     In the event SGV Bancorp's merger with IndyMac is not completed, SGV Bancorp anticipates that it will hold its 2000 Annual Meeting of Stockholders on or about November 16, 2000. To be considered for inclusion in SGV Bancorp's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, a stockholder proposal must be received by the Corporate Secretary of SGV Bancorp at the address set forth on the first page of this proxy statement not later than June 17, 2000. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

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

Notice of Business to be Conducted at an Annual Meeting

     SGV Bancorp's bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Corporate Secretary of SGV Bancorp not less than 90 days before the date originally fixed for such meeting, provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which SGV Bancorp's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on SGV Bancorp's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of SGV Bancorp's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominees must be provided. Nothing in this paragraph shall be deemed to require SGV Bancorp to include in its proxy statement, or the proxy relating to an annual meeting, any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the annual meeting, you are urged to return your proxy card promptly. If you are then present at the annual meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the annual meeting.

                                    By Order of the Board of Directors

                                    /s/ Edie J. Beachboard
                                    Edie J. Beachboard
                                    Corporate Secretary
West Covina, California
October 15, 1999

 You are cordially invited to attend the meeting in person.  Whether or not you plan to attend the meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

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